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                                                                   EXHIBIT 10.32

                       RETENTION AND SEVERANCE AGREEMENT

     This Retention and Severance Agreement (the "Agreement") is entered into this ______ day of ___________, 1995 by and between Spectradyne, Inc., a Texas corporation, with offices at 1501 North Plano Road, Richardson, Texas (together with its affiliates, "Employer") and Richard M. Gozia, an individual whose address is 4815 Belmont, Dallas, Texas ("Employee").

                                    RECITALS

     1.  Employer is a debtor in possession in Chapter 11 case number 95-659
(PJW) filed on June 8, 1995, in the United States Bankruptcy Court for the District of Delaware.

     2. Employee was hired by Employer prior to the bankruptcy filing to serve as its Executive Vice President and Chief Financial Officer. The terms of Employee's employment were set forth in a Restated Employment Agreement dated as of September 21, 1994 (the "Employment Agreement").

     3. Employer wishes to retain the services of Employee throughout the bankruptcy proceeding and, as a result of a settlement with the Official Unsecured Creditors Committee of Employer, has agreed to provide Employee with the protections and incentives set forth below.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

                                   AGREEMENT

     1.  Employment.
         ----------

         (a) Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer, as Executive Vice President and Chief Financial Officer and to perform such duties, functions and responsibilities commensurate with and appropriate to such position, and as the same may be from time to time set forth in the By-laws of Employer or otherwise delegated to Employee.

          (b) Employee shall receive from Employer the necessary power and authority to carry out and discharge such duties, functions and responsibilities.

          (c) Employee shall be a full time employee of Employer and shall devote his best efforts to the performance, discharge and fulfillment of all such duties, functions and responsibilities.

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          (d) Employee will perform his services primarily in Dallas County,
Texas, U.S.A., or at such other location as may be mutually agreed upon by the Board of Directors of Employer, or their designates, and Employee.

     2.   Term.
          ----

         Employer shall employ Employee from the date of this Agreement until the Effective Date of a plan of reorganization confirmed in Employer's bankruptcy case. Employee may terminate this Agreement at any time by giving Employer and the Official Creditors' Committee thirty (30) days notice of his intention to terminate the Agreement.

     3.   Compensation.
          ------------

          (a) Employer shall pay Employee an annual base salary of $268,840 payable in equal bi-weekly installments.

          (b) Employee shall receive a bonus for 1995 in the amount of $134,420 payable in accordance with Employer's normal bonus policy. In the event Employee is employed by Employer on the Effective Date of Employer's plan, Employee shall receive a bonus for 1996 payable on the effective date of Employer's plan of reorganization and equal to $134,420 times a fraction the numerator of which is the number of days between December 31, 1995 and the effective date of such plan and the denominator of which is 365.

     4.   Employee Benefits and Business Expenses.
          ---------------------------------------

          (a) During the term hereof, Employee shall be entitled to participate in such employee benefit plans and programs maintained by Employer for the benefit of its employees, as such plans and programs may be amended from time to time hereafter, and to participate in applicable new or amended programs, including, but not limited to, medical, dental, health, life, accident and disability insurance programs, savings for retirement plans, bonus, stock option plans, and any other incentive compensation plans.

          (b) Employee shall be reimbursed for any necessary business expenses reasonably incurred by Employee in carrying out Employee's duties, functions and responsibilities hereunder.

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     5.  Severance Benefits.
         ------------------

         In the event that Employer terminates Employee's employment by Employer without cause (as defined below) during the term of this Agreement but prior to the time Employer reaches an agreement in principle or executes a term sheet for a sale, merger, equity infusion, partnership or other transaction which forms the basis for a reorganization of Employer (a "Transaction"), Employee shall receive a lump sum severance payment of $403,260 within ten (10) business days of the date of termination. Employee shall also receive a sum equal to $134,420 multiplied by a fraction the numerator of which is the number of days Employee has worked in the calendar year and the denominator of which is 365. Employee shall have no duty to mitigate damages.

     In the event Employee is terminated without cause after Employer has reached an agreement in principle for a Transaction, Employer shall pay to Employee on the date of such termination, or as soon thereafter as fiscally practicable, but in no event later than the effective date of Employer's plan of reorganization, an amount equal to the Deal Bonus defined in paragraph 6 of this Agreement. Employer shall also continue to pay Employee his base salary through the earlier of (i) the effective date of Employer's plan of reorganization and
(ii) the expiration of ninety (90) days following the date of termination. With Employee's last salary payment, Employer shall also pay Employee a sum equal to $134,420 multiplied by a fraction the numerator of which is the number of days between the first day of the then current calendar year and the last day for which Employee is entitled to receive his base salary and the denominator of which is 365.

     The following events constitute cause for Employer's discharge of Employee:

          (i) Employee's willful misconduct or gross negligence in the performance or discharge of any of Employee's duties, functions and responsibilities hereunder;

          (ii) Employee's conviction of any felony offense during the term of this Agreement; or

          (iii) Employee's breach of any of Employee's material obligations hereunder and the continuation thereof for a period of twenty (20) days after written notice of such breach is received by Employee.

          In the event Employer elects to terminate Employee for cause pursuant to this Section 5, Employer shall give written notice to Employee specifically stating each fact and reason which is the basis for such termination. Following such termination, Employer shall have no further obligation to Employee except for

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accrued and unpaid cash and non-cash compensation payments then due and owing to
Employee under this Agreement.

     6.  Deal Bonus.
         ----------

         (a)  Definitions.

              (i) "Alliance Transaction" shall mean an alliance or business venture between Employer and other corporations or business entities (each a Partner) which may involve a contractual arrangement between Employer and such Partner, a direct investment by such Partner in Employer or other similar transaction.

              (ii) "Sale Transaction" shall mean a sale of all or part of Employer to another corporation or business entity (a "Buyer") which transaction might take the form of a merger with, or a sale of assets or equity securities to a Buyer(s).

              (iii) "Aggregate Consideration" shall mean the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable directly or indirectly to Employer, its employees, or its debt and/or equity security holders by a Buyer and/or Partner in connection with a Sale Transaction and/or Alliance Transaction or a transaction related thereto. Aggregate Consideration shall also include the value of any long-term liabilities of Employer (including the principal amount of any indebtedness for borrowed money (x) repaid in connection with or in anticipation of a Sale Transaction and/or Alliance Transaction or (y) existing on Employer's balance sheet both (i) at the time of a Sale Transaction and/or Alliance Transaction and
(ii) immediately after the confirmation of Employer's plan of reorganization (if such Sale Transaction and/or Alliance Transaction takes the form of a merger or sale of stock) or assumed by a Buyer and/or Partner in connection with a Sale Transaction and/or Alliance Transaction (if such Sale Transaction and/or Alliance Transaction takes the form of a sale of assets)).

         (b)  Deal Bonus.

         If Employee continues to be employed by Employer until Employer's plan becomes effective and a Sale or Alliance Transaction closes, Employer shall pay Employee on the later of (i) the effective date of such plan or (ii) the closing of a Sale Transaction and/or Alliance Transaction, a deal bonus (the "Deal Bonus") equal to .15% of the Aggregate Consideration received in an Alliance Transaction or Sale Transaction or in the event of a stand-alone plan, the enterprise value of reorganized Employer as determined by Salomon Brothers, Inc.

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     7.  Confidentiality, Proprietary Information and Trade Secrets.
         ----------------------------------------------------------

         (a) During the term of this Agreement and at all times thereafter, Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Employer, any material referred to in subsections (c), (i) or (j) of this Section 7, or any proprietary information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets or other knowledge or processes of, or developed by, Employer or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of Employer, made known to Employee or learned or acquired by Employee while employed by Employer.

         (b) During the term of this Agreement and for a period of two (2) years after the termination of this Agreement, Employee shall not, directly or indirectly, in any geographic area served by Employer or its affiliates induce or attempt to influence any employee of Employer or its affiliates to terminate his or her employment with Employer or its affiliates or to hire any such employee of Employer or its affiliates.

         (c) All information, inventions, original works of authorship, developments, trade secrets and discoveries, including improvements, conceived, developed, made, reduced to practice or completed by Employee, either alone or with others, during his employment by Employer at any time within or outside of normal working hours (the "Work Product"), shall be and remain the sole property of Employer.

         (d)  Employee shall:

              (i) during the term of this Agreement, disclose promptly to an authorized representative of Employer all Work Product and all information in Employee's possession as to possible applications thereof to industry and other uses thereof or therefor;

              (ii) during the term of this Agreement, not file any patent or copyright applications relating to any Work Product, except with the prior written consent of an authorized representative of Employer;

              (iii) assist Employer at any time during his employment by Employer, or after termination of his employment by Employer with reimbursement by Employer for all reasonable expenses incurred by him, in the preparation, execution, and delivery of any assignments, disclosures, patent applications, or other papers on any Work Product,

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          and perform such other acts as Employer deems necessary, in any jurisdictions, to assign to Employer or its designees such Work Product, patent and copyright applications, whether or not active, and patents and copyrights relating thereto; and

               (iv) keep and maintain adequate and current written records of all Work Product during the term of his employment with Employer. The records will be in the form of notes, sketches, drawings and any other format that may be specified by Employer. Such records will be available to and remain the sole property of Employer at all times;

provided, however, that any invention as to which the Employee can prove the following is exempt from this Section:

               (i) it was developed entirely on Employee's own time; and
                                                                     ---

               (ii) no equipment, supplies, facilities, trade secretes or proprietary information of Employer was used in its development; and
                                                                           ---

               (iii) it either (A) does not relate, at the time the invention was conceived or reduced to practice, to Employer's business or to Employer's actual or demonstrably anticipated research and development, or (B) does not result from any work performed by
                       --
          Employee for Employer.

          (e) All information, inventions, original works of authorship, developments, trade secrets and discoveries developed, made or conceived prior to Employee's employment by Employer that as of the date of commencement of such employment Employee owned or in which Employee had an interest or right, other than those patented prior to such employment, are identified on Exhibit A
                                                                ---------
attached hereto. Any such information, inventions, original works of authorship, developments, trade secrets and discoveries not so patented or listed on Exhibit A shall be deemed to be Work Product. Subject to the
          ---------
foregoing, Employee shall not be requested or required to assign or disclose any information, inventions, original works of authorship, developments, trade secrets and discoveries developed, made or conceived prior to Employee's employment with Employer.

       (f) Employee acknowledges and agrees that the provisions and restrictions contained in this Section (the "Restrictions"), in view of the nature of the business in which Employer is engaged, are reasonable and necessary in order to protect the legitimate business interests of Employer, and that any violation thereof would result in irreparable harm to Employer, and Employee therefore further acknowledges and agrees that, in the event Employee violates, or threatens to violate, any of such Restrictions, Employer shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary

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and permanent injunctive or equitable relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies at law or in equity to which Employer may be entitled.

          (g) If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions.

          (h) If Employee violates any of the Restrictions, the restrictive period shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of Employer.

          (i) It is recognized that Employee will have access to certain confidential information of Employer and its affiliates, and that such information constitutes valuable, special and unique property of Employer and its affiliates. Employee shall not at any time disclose any such confidential information to any party for any reason or purpose except as may be made in the normal course of business of Employer and for its benefit.

          (j) All advertising, sales, and other materials or articles of incorporation, including, without limitation, data processing reports, customer sales analyses, invoices, or any other materials or data of any kind furnished to Employee by Employer or developed by Employee on behalf of Employer or at Employer's direction or for Employer's use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole, exclusive and confidential property of Employer. In the event that Employer requests the return of such materials at any time during, upon or after the termination of Employee's employment, Employee shall immediately deliver the same, and any and all copies thereof, to Employer.

     9.  Waivers.
         -------

         Neither the failure nor any delay on the part of either party hereto to exercise any right, remedy, power or privilege (collectively, "Right") under this Agreement shall operate as a waiver, abandonment or release thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence.

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     10.  Severability.
          ------------

          If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which provisions shall remain in full force and effect, and the parties hereto shall continue to be bound thereby.

     11.  Entire Agreement.
          ----------------

          This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all previous agreements and understandings between the parties, whether written or oral, with respect to the subject matter hereof. This Agreement shall not be modified, altered or amended except by a writing executed by both parties. Employee acknowledges and agrees that no such agreement will be effective unless it is approved by formal resolution of the Board of Directors of Employer.

     12.  Legal Fees and Expenses.
          -----------------------

          The prevailing party in any legal action relating to this Agreement shall be entitled to recover its or his legal fees and expenses, in addition to any other remedies it or he may have.

     13.  Governing Law.
          -------------

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year above first written.

                                       SPECTRADYNE, INC.



                                       ----------------------------------------
                                  By:
                                  Its:




                                       ----------------------------------------
                                       Richard M. Gozia

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